EXHIBIT 99.1


                                      NAT
                        NATURALLY ADVANCED TECHNOLOGIES


            NATURALLY ADVANCED TECHNOLOGIES ANNOUNCES FOURTH QUARTER
                           AND FULL YEAR 2005 RESULTS


Vancouver -March 30, 2006 - Naturally Advanced Technologies Inc., (NADVF: OTCBB) a leading provider of sustainable, environmentally-friendly fibers and fabrics, today announced financial results for the three-month and full-year period ending December 31, 2005.

Sales for the fourth quarter were $151,982, up 19 percent compared to $127, 637 in the year ago quarter. Net loss for the quarter ended December 31, 2005 was $406,387, or $0.02 per share. This compared to a net loss of $417,940, or $0.03 per share, for the quarter ended December 31, 2004.

Sales for the full year ended December 31, 2005 were $958,238, up 15 percent compared to $831,545 for the year ended December 31, 2004. Net loss for the full year 2005 was $876,758, compared to $897,054 for the full year 2004. The net loss for 2005 includes the adjustment made to the third quarter gain on sale of subsidiary shares, originally recorded on the September 30, 2005 Interim Consolidated Statements of Operations and Deficit. This gain is now recorded as a capital transaction, removing any impact from the company's net loss figure. Loss per share for the year ended December 31, 2005 was $0.06, compared to $0.07 for the year ended December 31, 2004.

"Overall sales increased in 2005; however, our aspirations for our company and the proliferation of sustainable fibers are much greater. Therefore, we have taken steps to increase growth through sales of our clothing line HT NaturalsTM and development and commercialization of proprietary technology owned by our Crailar Fiber Technologies subsidiary," stated Jerry Kroll, CEO of Naturally Advanced Technologies. "First, in October 2005, we retained The Meriwether Group to assist with strategic planning, marketing and sales. After formulating the plan to establish HT Naturals as a showcase for product using sustainable fabric, we engaged the S Group to manage sourcing and product development. Then, in February 2006 we hired Stephanie Knight, Vice President Strategic Sales, to lead our HT Naturals sales team. Stephanie will focus sales to environmentally-minded corporations and private label, which will be supplemented by our seasonal retail line. As we are currently marketing new product developed by the S Group, we anticipate HT Naturals sales will begin to ramp up in the third quarter of 2006."

Kroll continued, "HT Naturals will be a solid business; however, we believe our long-term growth driver is CRAILAR(TM). This new biotech enzyme process we have developed in collaboration with leading Canadian research councils enables cost effective production of quality sustainable fabrics and composites. CRAILAR technology will target many markets including the $6 billion U.S. cotton industry. In 2005, Crailar Fiber Technologies raised $1.3 million to support the commercialization of CRAILAR. The next steps are the patent filing and licensing of the process, which we anticipate will start to happen in the upcoming weeks."

ABOUT NATURALLY ADVANCED TECHNOLOGIES INC.

Naturally Advanced Technologies Inc. (NAT, OTCBB: NADVF), formerly Hemptown Clothing Inc., is a leading provider of sustainable, environmentally-friendly fibers and fabrics. Naturally Advanced Technologies is in the process of developing and patenting a revolutionary biotech enzyme fiber process named CRAILAR in collaboration with Canada's National Research Council and Alberta Research Council. CRAILAR is expected to enable the cost-effective production of these quality and conservation-based textiles and composites; therefore, management believes CRAILAR will significantly change production of fibers and


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composites. The company intends to license CRAILAR to partners in many industries including apparel; medical and hospitality textiles; upholstery; diversified industrials; and auto, marine and airplane parts. NAT was founded in 1995 in response to the growing demand for environmentally friendly, socially responsible clothing. In its ten year history, NAT has shipped more than 500,000 garments reducing chemical use by 86,634 pounds and saving 452,232,264 gallons of fresh water. NAT's customers include the San Diego Zoo, Toyota, Universal Music and Volkswagen. NAT respects human rights of employees, the environmental impact of the company's operations and fiscal responsibility to its shareholders.

SAFE HARBOR STATEMENT

This release may contain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, Section 21E of the Exchange Act of 1934 and the provisions of the Private Securities Litigation Reform Act of 1995 and is subject to safe harbor created by these sections. Actual results may differ materially due to a number of risks, including, but not limited to, technological and operational challenges, needs for additional capital, changes in consumer preferences, risks associated with: market acceptance and technological changes; dependence on manufacturing and material supplies providers; international operations; and competition.

CONTACT

For further information please contact Investor Relations, Kirsten Chapman or Moriah Shilton, both of Lippert/Heilshorn & Associates, ir@naturallyadvanced.com, +1-415-433-3777.

For more details on the NRC enzyme process, see:
http://hemptown.com/sites/hemptown/files/NRCArticle.pdf

SOURCE:  NATURALLY ADVANCED TECHNOLOGIES


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NATURALLY ADVANCED TECHNOLOGIES INC.
(FORMERLY HEMPTOWN CLOTHING INC.)
Consolidated Statements of Operations
Years ended December 31, 2005 and 2004
(In US Dollars)
                                                                     Unaudited                            Audited
                                                              Prepared by management
____________________________________________________________________________________________________________________________
                                                                Three Months Ended                      Year Ended
                                                                      Dec-31                      2005              2004
____________________________________________________________________________________________________________________________

SALES                                                       $   151,982     $   127,637        $   958,238       $   831,545

COST OF SALES                                                    95,454          79,575            681,256           570,666
____________________________________________________________________________________________________________________________
GROSS PROFIT                                                $    56,528     $    48,062        $   276,982       $   260,879
____________________________________________________________________________________________________________________________
EXPENSES
    Advertising and promotion                               $    76,012     $   105,126        $   202,518       $   235,946
    Bad debts                                                    12,765          42,460             16,029            42,812
    Consulting fees                                              15,548           2,997             49,162             2,997
    Consulting fees - stock based compensation                   10,400          12,988             55,155            36,845
    Contract labour                                              70,605          88,155            260,402           212,962
    Contract labour - stock based compensation                        -               -             15,000                 -
    Depreciation                                                  3,171           2,888             11,925             9,798
    Insurance                                                     8,854           2,791             18,011            19,847
    Interest                                                     24,529          11,444             83,973            40,445
    Legal and accounting                                         54,919          55,744            124,603           111,525
    Office and general                                           58,196          43,696            141,134           160,234
    Rent                                                          7,018          10,805             40,835            41,385
    Research and development                                     57,115          24,961            136,097            50,148
    Salaries and benefits                                        98,486          61,947            278,534           235,801
    Government grant, net of fees                                     -               -          (201,101)                 -
    Gain on settlement of debt                                   21,917               -           (21,917)                 -
____________________________________________________________________________________________________________________________
                                                            $   519,535     $   466,022        $ 1,210,360       $ 1,157,933
____________________________________________________________________________________________________________________________
LOSS FROM OPERATIONS                                        $  (463,007)    $   (417,940)      $  (933,378)      $  (897,054)

Minority Interest                                                56,620               -             56,620                 -
____________________________________________________________________________________________________________________________
NET LOSS                                                    $  (406,387)    $  (417,940)       $  (876,758)      $  (897,054)

============================================================================================================================
Loss per share (basic)                                      $     (0.02)    $     (0.03)       $     (0.06)      $     (0.07)
============================================================================================================================

Weighted average number of shares outstanding (basic)        16,437,835      13,270,035         14,365,070        13,132,241
=============================================================================================================================

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NATURALLY ADVANCED TECHNOLOGIES INC.
(FORMERLY HEMPTOWN CLOTHING INC.)
Consolidated Balance Sheets
(In US Dollars)
_________________________________________________________________________________________________
                                                                  December 31,       December 31,
                                                                          2005               2004
_________________________________________________________________________________________________

ASSETS
CURRENT
     Cash                                                          $ 1,260,939        $    13,632
     Accounts receivable                                               162,576            219,626
     Inventory                                                         276,141            318,605
     Prepaid expenses and other                                         75,128             79,646
     Deferred financing costs                                                -             10,815
_________________________________________________________________________________________________
                                                                   $ 1,774,784        $   642,324
PROPERTY AND EQUIPMENT                                                  18,288             23,442
_________________________________________________________________________________________________
                                                                   $ 1,793,072        $   665,766
=================================================================================================
LIABILITIES
CURRENT
     Bank loan                                                     $         -        $   100,545
     Accounts payable and accrued liabilities                          382,007            387,804
     Due to related parties                                             30,449            126,606
     Capital lease obligation, current portion                           1,499              7,781
     Note payable                                                      100,000            400,000
     Short term loan                                                    29,467
_________________________________________________________________________________________________
                                                                   $   543,422        $ 1,022,736

NOTE PAYABLE                                                           300,000                  -
LONG TERM DEBT                                                          27,801             26,922
CAPITAL LEASE OBLIGATION                                                12,452              7,896
_________________________________________________________________________________________________
                                                                   $   883,675        $ 1,057,554
_________________________________________________________________________________________________
MINORITY INTEREST                                                  $   270,308        $         -
_________________________________________________________________________________________________
STOCKHOLDERS' EQUITY
CAPITAL STOCK
     Authorized: 100,000,000 common shares without par value
     Issued and outstanding :   16,811,815 common shares           $ 2,242,128        $ 1,359,448
                                (2004 - 13,270,035)
ADDITIONAL PAID-IN CAPITAL                                           1,062,391             41,367
ACCUMULATED OTHER COMPREHENSIVE INCOME                                  12,259              8,328
DEFICIT                                                             (2,677,689)        (1,800,931)
_________________________________________________________________________________________________
                                                                   $   639,089        $  (391,788)
_________________________________________________________________________________________________
                                                                   $ 1,793,072        $   665,766
=================================================================================================

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